Exhibit 99.1

FOR IMMEDIATE RELEASE	NR06-37

DYNEGY HOLDINGS INC. COMPLETES REDEMPTION OF OUTSTANDING

SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2008

HOUSTON (July 17, 2006) – Dynegy Inc. (NYSE: DYN) today announced that its wholly-owned subsidiary, Dynegy Holdings Inc. (“DHI”), had completed the redemption of all of DHI’s outstanding Second Priority Senior Secured Floating Rate Notes Due 2008 (the “Notes”). The aggregate principal amount of the Notes redeemed was $74,280,000. The redemption price was 103.000% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, which was July 15, 2006.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s power generation portfolio consists of more than 12,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

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